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Global Corporate Trust
190 S. LaSalle Street, 7th Floor
MK-IL-SL7C
Chicago, IL 60603

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Annual Statement of Compliance

GS Mortgage Securities Trust 2014-GC26

VIA EMAIL

To Addresses on Exhibit A:

Re:       GS Mortgage Securities Trust 2014-GC26, Commercial Mortgage Pass-Through Certificates, Series 2014-GC26 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2014 (the "Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, U.S. Bank National Association, as Certificate Administrator and Trustee, Pentalpha Surveillance LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, LNR Partners, LLC, as General Special Servicer, and CWCapital Asset Management LLC, as Cypresswood Court Shopping Center Special Servicer

I, Kimberly O. Jacobs, a Senior Vice President of U.S. Bank National Association, as Certificate Administrator, hereby certify that:

(1) A review of the activities of the Certificate Administrator during the preceding calendar year (the “Reporting Period”) and of the performance of the Certificate Administrator under the Agreement has been made under my supervision; and

(2) To the best of my knowledge, based on such review, the Certificate Administrator has fulfilled all its obligations under the Agreement in all material respects throughout such Reporting Period.

Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

Date: February 23, 2020

U.S. Bank National Association, as Certificate Administrator

By:	/s/ Kimberly O. Jacobs
Kimberly O. Jacobs
Senior Vice President

Page 1 of 2	GS Mortgage Securities Trust 2014-GC26
Annual Statement of Compliance

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Exhibit A

GS Mortgage Securities Corporation II

200 West Street

New York, New York 10282-2198

Attention: GSMS 2014-GC26

leah.nivison@gs.com,

Wells Fargo Securities, LLC

375 Park Avenue, 2nd Floor

J0127-023,

New York, New York 10152

Attention: GSMS 2014-GC26

cts.sec.notifications@wellsfargo.com,

Wells Fargo Bank, National Association

9062 Old Annapolis Road,

Columbia, Maryland 21045

Attention: GSMS 2014-GC26

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor,

New York, New York 10013,

Attention: GSMS 2014-GC26

ryan.m.oconnor@citi.com

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Citibank Agency & Trust - GSMS 2014-GC26

john.hannon@citi.com

Page 2 of 2	GS Mortgage Securities Trust 2014-GC26
Annual Statement of Compliance